As filed with the Securities and Exchange Commission on January 13, 2006

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______BLACK HAWK EXPLORATION INC._____
(Exact name of registrant as specified in its charter)

NEVADA	1081	Applied For
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

BLACK HAWK EXPLORATION INC. 8391 Beverly Blvd. #305 Los Angeles, California 90048 USA (323) 275-8475 (Address, Zip Code and Telephone Number of Principal Executive Offices)	Empire Stock Transfer 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128 (702) 562 4091_________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          |X|

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Dollar Amount To Be Registered	Offering Price Per Share (1)	Aggregate Offering Price (2)	Registration Fee
Common Stock:	$354,700	$0.10	$354,700	$ 44.91

(1) Based on the last sales price in July 2005

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

BLACK HAWK EXPLORATION INC.
3,547,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

Before this offering, there has been no public market for the common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6.

	Price Per Share	Aggregate Offering Price	Dollar Amount to be Registered
Common Stock	$0.10	$354,700	$354,700

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board or equivalent market, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise and any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business

We intend to be in the business of mineral property exploration.  To date, we have not conducted any exploration on our mineral claims located in the Atlin Mining Division, British Columbia.  We own a 100% interest in the three mining claims, being Samotua Creek, Samotua Creek 2 and Samotua Creek 3 (collectively and hereinafter referred to as the "Samotua Property"). The claims were purchased on our behalf by our President, Mr. Garrett Ainsworth. Mr. Ainsworth purchased these claims from Mr. Peter Burjoski of Atlin, British Columbia for a cash payment of $2,000. We reimbursed Mr. Ainsworth for this amount. In addition, on December 19, 2005, Garret Ainsworth staked an additional 410 hectares of property contiguous with the Samotua Property. This property is called the Bandit claims. The Samotua Property and the Bandit claim shall hereinafter be referred to as our 'mineral claims' or our 'property'.

Our objective is to conduct mineral exploration activities on the mineral claims in order to assess whether it possesses economic reserves of gold, silver and/or copper.  We have not yet identified any economic mineralization on the property.  Our proposed exploration programs are designed to search for an economic mineral deposit.

We were incorporated in the State of Nevada on April 14, 2005.Our administrative office is located at # 305-8391 Beverly Blvd., Los Angeles, California 90058 and our registered statutory office is located at Suite 300 - 7251 West Lake Mead Blvd, Las Vegas, Nevada 89128. Our telephone number is (323) 275-8475. Our fiscal year end is August 31.

Some previous exploration work has been done on our mineral claims by other companies.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 3,547,000 shares of common stock, par value $0.001.
Offering price per share

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common  stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 3,547,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	5,547,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION
Balance Sheet Data
Cash:	$ 50,205
Total Assets	$ 50,205
Liabilities:	$ 0
Total Stockholders Equity:	$ 50,205
From Incorporation on April 14, 2005 to August 31, 2005
Revenue:	0
Net loss:	$ (2,095)

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We need to continue as a going concern if our business is to succeed, if we do not we will go out of business.

Our independent accountant's report to our audited financial statements for the period ended August 31, 2005, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

2. It is unlikely that we will ever find any reserves on our mineral claims. If we do not find any reserves on our mineral claims we will likely go out of business and you may lose your entire investment.

A mineral reserve is that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. It is unlikely that we will ever find any reserves on our mineral claims. If we do not find any reserves on our mineral claims we will likely go out of business and you may lose your entire investment.

3. If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the property, and therefore we will need to obtain additional financing in order to complete our business plan.  As of August 31, 2005, we had cash in the amount of $50,205. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the property.  We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization.  We will also require additional financing if the costs of the exploration of the property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, silver and gold, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

4. Because we have not commenced business operations, we face a high risk of business failure.

Although we are preparing to commence exploration on the property in the spring of 2006, we have not yet commenced exploration on the property.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on April 14, 2005 and have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the mineral claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

6. We lack an operating history and we expect to have losses in the future.

We have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

Our ability to locate a profitable mineral property;

Our ability to generate revenues; and

Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

7. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold, that production will be profitable. Even if we are successful in discovering gold or other mineralized material we may not be able to realize a profit from its sale. If we cannot make a profit, we may have to cease operations.

We have no known ore reserves. We have not identified any gold on the mineral claims and we cannot guarantee that we will ever find any gold. The report we reviewed in selecting the mineral claims for exploration are old and may be out of date. Even if we find that there is gold on our mineral claims, we cannot guarantee that we will be able to recover the gold. If we cannot find gold or it is not economical to recover the gold, we will have to cease operations.

The price of an ounce of gold is approximately $550. In the past, the price of gold has been as high as $800 per ounce. In order to maintain operations, we will have to sell our gold for more than it costs us to mine it.

8. Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

9. Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our mineral claims may contain mineralized material. If we do not find mineralized material, we will cease operations.

10. If we become subject to onerous government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the mineral claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

RISKS ASSOCIATED WITH THIS OFFERING:

11. Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,547,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

3,360,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in June 2005; and

2.

187,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in July 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. The number of shares owned by each prior to this offering;

2. The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon:

(a) completion of the offering; and

(b) the percentage owned by each upon completion of the offering.

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
ALYX KOTTMEIER 1570 DOVERCOURT RD. NORTH VANCOUVER, B.C. V7K1K5	170,000	170,000	0	0
NATASHA SANDERS 1190 EAST 15TH ST. NORTH VANCOUVER, B.C. V7J1K7	90,000	90,000	0	0
TRYSTAN LAVELL 26289 96TH AVE. MAPLE RIDGE, B.C. V2W1K3	90,000	90,000	0	0
NICOLE WHITTLE 2849 MT. SEYMOUR PKWY NORTH VANCOUVER, B.C. V7H1E9	50,000	50,000	0	0
SHANE WHITTLE 2840 MT. SEYMOUR PKWY NORTH VANCOUVER, B.C. V7H1E9	250,000	250,000	0	0
JACK WHITTLE 2840 MT. SEYMOUR PARKWAY NORTH VANCOUVER, B.C. V7H1E9	250,000	250,000	0	0
EILEEN BROSINSKY #2 3404 35TH AVE VERNON, B.C. V1T2T6	250,000	250,000	0	0
JAMES HAMILTON 1947 WEST 4TH #385 VANCOUVER, B.C. V6K3E9	250,000	250,000	0	0
JEREMY ROSS 6440 HOWE STREET VANCOUVER B.C. V6B2E7	250,000	250,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
JUSTIN SCOTT MONCRIEFF 4312 E.ROVER CRT. BURNABY, B.C. V3D4E7	250,000	250,000	0	0
BRYAN MERCIER 449 ST. DAVIDS AVE. NORTH VANCOUVER, B.C. V7L1M3	10,000	10,000	0	0
BARBARA KOTTMEIER 1570 DOVER CRT. RD. NORTH VANCOUVER, B.C. V7K1K5	250,000	250,000	0	0
CARSON JONES 1501-114 W.KEITH RD. NORTH VANCOUVER, B.C. V7M3C9	15,000	15,000	0	0
CHARLES AUDET 4035 HOSKINS NORTH VANCOUVER, B.C. V7K2P4	30,000	30,000	0	0
RAY BOWEN SUITE 9 1257 TEMPE CR. NORTH VANCOUVER, B.C. V7J1R1	25,000	25,000	0	0
SIMON DAVIS 4636 EASTRIDGE RD. NORTH VANCOUVER, B.C. V7G1K4	10,000	10,000	0	0
ROBYN HEBENTON 322 E.25TH NORTH VANCOUVER, B.C. V7N1A3	30,000	30,000	0	0
LAUREN BLANEY 824 11TH ST. WEST VANCOUVER, B.C. V7T2M2	10,000	10,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
CHANTAL CONTORINES 977 KEITH RD. NORTH VANCOUVER, B.C. V7T1M6	15,000	15,000	0	0
ANDREW NICHOLS 1408 DEMPSEY RD. NORTH VANCOUVER, B.C. V7K1S6	20,000	20,000	0	0
HELEN WHITTLE 2840 MOUNT SEYMOUR PARKWAY NORTH VANCOUVER, B.C. V7H1E9	250,000	250,000	0	0
REBECCA HOODIKOFF 1938 W. 13TH VANCOUVER, B.C. V6J2H6	25,000	25,000	0	0
LAURA BALDWIN 818 APEX AVE. NORTH VANCOUVER, B.C. V7H2RY	10,000	10,000	0	0
NATASHA WHITTLE 2840 MOUNT SEYMOUR PKY. NORTH VANCOUVER. B.C. V7H1E9	250,000	250,000	0	0
RYAN PHILLIPS 1084 TALL TREE LANE NORTH VANCOUVER, B.C. V7R1W4	50,000	50,000	0	0
BETHANY GAMACHE 3980 FRAMES PL. NORTH VANCOUVER, B.C. V7G2M4	150,000	150,000	0	0
KINGSLEY DAVIS 4636 EASTRIDGE RD. NORTH VANCOUVER, B.C. V7G1K2	160,000	160,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
BLAINE WHITING 537 TEMPE CR. NORTH VANCOUVER, B.C. V7N1E7	150,000	150,000	0	0
JOSH WILKINS #21-1811 PURCELL WAY NORTH VANCOUVER, B.C. V7J3H4	25,000	25,000	0	0
CAPRI STIRLING 4681 198C ST. LANGLEY, B.C. V3A5Z7	17,000	17,000	0	0
ZOE BARCHARD 702-233 ABBOTT ST. VANCOUVER, B.C. V6B2K7	1,000	1,000	0	0
SIMON LAWRENCE 233 ABBOTT UNIT 702 VANCOUVER, B.C. V6B2K7	1,000	1,000	0	0
MATTHEW FINKBEINER 2474 BERTON PLACE NORTH VANCOUVER, B.C. V7H2W8	2,000	2,000	0	0
LANCE BROWN 1856 FELTHAM RD. VICTORIA, B.C. V8N2A7	2,500	2,500	0	0
CHRISTIAN BROWN 9604 ACADEMY DR. CALGARY, ALBERTA T2J1A7	1,000	1,000	0	0
WAGNER CASTRO 7488 VISTA CRES. BSMT. BURNABY, B.C. V5E2E1	20,000	20,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
ANDREW WALTHER 155 EAST 5TH ST. NORTH VANCOUVER, B.C. V7L1L3	30,000	30,000	0	0
DONNA WHITE 1819 HOSMER AVE. VANCOUVER, B.C. V6J2S4	7,000	7,000	0	0
DONNA AINSWORTH 1989 DUNSTONE PL. NORTH VANCOUVER, B.C. V7H2M3	2,000	2,000	0	0
BENJAMIN AINSWORTH 1377 FERMOOD CRES. NORTH VANCOUVER, B.C. V7P1K6	8,000	8,000	0	0
STERLING MCLEOD 136 ERINDALE RD. FORT MCMURRAY, ALBERTA T9H4N5	5,000	5,000	0	0
CLAIRE GUDMANZ 35331 GINGERHILLS DR. ABBORTSFORD, B.C. V3G3A1	1,500	1,500	0	0
CRISTOFOR URSACHE 305-7916 KNIGHT ST. VANCOUVER, B.C. V5P2X8	12,000	12,000	0	0
SCOTT MARSHALL 128-1128 MARINASIDE CRT. VANCOUVER, B.C. V6E3W2	2,500	2,500	0	0
JOEL WHITMORE 9562 WILLOWLEAF PL. BURNABY, B.C. V5A4A5	40,000	40,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
SCOTT MACKAY 1089 MONTROYAL BLVD. NORTH VANCOUVER, B.C. V7R2H6	3,000	3,000	0	0
MARK GUDMANZ 35331 GINGERHILLS DR. ABBORTSFORD, B.C. V3G3A1	2,000	2,000	0	0
DALE GUDMANZ 4254 CHARLES ST. BURNABY, B.C. V5C3K9	1,000	1,000	0	0
TAYLOR CUMMING 1441 BOLDER ST. NORTH VANCOUVER, B.C. V7H3D8	2,000	2,000	0	0
THERAN TAYLOR 202. 1868 W. 8TH AVE. VANCOUVER, B.C. V6J5G3	4,000	4,000	0	0

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,547,000 shares of common stock outstanding on the date of this prospectus.

Donna Ainsworth is the mother of Garrett Ainsworth, our President, CEO, Secretary, Treasurer and director.

Benjamin Ainsworth is the father of Garrett Ainsworth, our President, CEO, Secretary, Treasurer and director.

Other than as described above, none of the selling shareholders:

1. Has had a material relationship with us other than as a shareholder at any time within the past three years; or

2. Has ever been one of our officers or directors.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $21,045. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;
  contains a toll-free telephone number for inquiries on disciplinary actions;
  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  contains such other information and is in such form (including  language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  bid and offer quotations for the penny stock;
  the compensation of the broker-dealer and its salesperson in the transaction;
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BUSINESS

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our mineral claims.  Further exploration will be required before a final evaluation as to the economic and legal feasibility of the mineral claims is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to 3 mineral claims comprising 942 hectares located 15 kilometers south of the Golden Bear Mine and 73 km northwest of the town of Telegraph Creek, British Columbia, Canada.    In order to acquire the claims, our President, Garrett Ainsworth paid $2,000 to Mr. Peter Burjoski, the vendor of the property, in an arm's length transaction. On July 21, 2005 we reimbursed Mr. Ainsworth for the purchase. In addition, on December 19, 2005, our President, Garret Ainsworth staked an additional 410 hectares of property contiguous with the Samotua Property. This property is called the Bandit claims. The Samotua Property and the Bandit claim shall hereinafter be referred to as our 'mineral claims' or our 'property'.

Our plan of operation is to determine whether the mineral claims contain reserves of gold, silver and/or copper that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Samotua Mineral Property Purchase Agreement

In April 2005, Mr. Garrett Ainsworth, our President, entered into an agreement with Mr. Peter Burjoski of Atlin, British Columbia, whereby he acquired a total of 3 mineral claims located approximately 73 kilometers from Telegraph Creek, British Columbia. Mr. Ainsworth acquired this property on our behalf for the sum of $2,000 for a 100% undivided right, title and interest in and to these claims. On July 21, 2005, we reimbursed Mr. Ainsworth for the Samotua Property.

Title to the Samotua Property and the Bandit claim

The Samotua Property consists of 3 mineral claims totaling 493 hectares. The Bandit claim consists of one 410 hectare mineral claim.  A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground.  Such rights may be transferred or held in trust.  The claims comprising the Samotua property are registered 100% in the name of our President, Garrett Ainsworth. The claims have been transferred to us by Mr. Ainsworth. The Bandit claim is registered 100% in the name of Garrett Ainsworth also. These claims will only be valid as long as we spend a minimum of $880 in exploration work on each one each year.  Alternatively, we may pay the same amount per claims in cash to the British Columbia government in order to maintain the claims in good standing.

If Garrett Ainsworth, as trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Samotua property or the Bandit claim or to seize the claims after obtaining judgment.

Location and Access

(1) The mineral claims are located approximately 15 kilometers south of the Golden Bear Mine and 73 kilometers northwest of the town of Telegraph Creek, British Columbia. The mineral claims are within the Atlin Mining Division.

Access to the mineral claims is gained by helicopter. A helicopter is based in Telegraph Creek during the summer months and at Dease Lake, British Columbia year round. The Golden Bear Mine road passes approximately 15 kilometers northeast of the claims. No infrastructure is located on the property. The mineral claims lie on the east side of the Coast Mountains in rugged alpine terrain with elevation ranging between 1500 and 2140 meters.

The mineral claims are located at latitude 58o 04' north and longitude 132o 20' west.

Previous Work

The Samotua property and Bandit claim have both seen various amounts of work in the past. Chevron Minerals Limited has completed several phases of geochemical soil and rock sampling, trenching and detailed geological mapping on the Bandit claim. Geochemical sampling consists of the gathering of samples from property areas with the most potential to host economically significant mineralization based on past exploration results.  All samples gathered are normally sent to a laboratory where they are crushed and analyzed for metal content.

Geological mapping involves dividing a portion of the property being explored into small sections.  Results are then recorded, or mapped, depending on that area of the grid from which samples are taken. Trenching identifies the continuity and extent of mineralization, if any, below the surface.

Glossary of Terms

The following are the definitions of some of the highly technical and geological terms which follow below.

Andesite: A type of rock that typically formed through the relatively rapid crystallization of a lava. Andesite was named after the Andes Mountains of South America.

Assay: A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Development: Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

Diamond Drill: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Diorite: An intrusive rock formed by molten lava (igneous).

Exploration: Work involved in searching for ore, usually by drilling or driving a drift.

Gabbro: A coarse-grained, dark, igneous rock.

Geophysical Survey: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

Grade: The average assay of a ton of ore, reflecting metal content.

Hornblende: an important rock-forming mineral made chiefly of silicates of magnesium, calcium and iron, black in color.

Mineralization: The presence of economic minerals in a specific area or geological formation.

Net Smelter Return: A share of the net revenues generated from the sale of metal produced by a mine.

Porphyry: Any igneous rock in which relatively large crystals, called phenocrysts, are set in a fine-grained groundness.

Reclamation: The restoration of a site after mining or exploration activity is completed.

Reserves: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Skarn: Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

Triassic: the earliest of the three geologic periods comprised in the Mesozoic era.

Tertiary: the earlier of the two geologic periods in the Cenozoic era

Vein: A mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Geological Report: Samotua Property and Bandit Claim

We have obtained various geological reports on the mineral claims. One report by Dr. E.A. Schiller and C.E. Fipke, both professional geologists, prepared for Chevron Exploration and Dia Met Minerals Ltd. Summarized information compiled from four assessment reports completed by Chevron Minerals' geologists. The geological report summarizes the results of exploration in the area of the property and makes a recommendation for further exploration work.

In the report, Messrs. Fipke and Schiller conclude that the results of exploration work clearly indicate a highly prospective gold target has been delineated on the claims. The authors note that the combination of several factors warrant an aggressive exploration program. The existence of rocks, similar to those known to host mineralization elsewhere in the area, also makes the property a target for additional exploration work.

Messrs. Fipke and Schiller in their report make specific recommendations based on their conclusions to determine the potential of the property to host economic quantities of gold,. They believe certain areas of the claim should be examined in more detail, using air photos by an experienced structural geologist. They also recommend that the previous geological mapping should be plotted on topographic maps. In addition, Messrs. Fipke and Schiller believe drill targets in certain specific areas should be established by heavy mineral sampling. Magnetic geophysical methods should also be used to locate possible mineralization.

We intend to formulate an exploration program based on the various reports we have reviewed. We anticipate the program to be as follows:

We intend to implement an exploration program and intend to proceed in the following two phases all of which it is intended will be performed or supervised by a geologist with significant exploration experience, and by independent contractors hired by us.

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on the properties. This activity will take approximately one month.

When the research is completed, our initial work will be augmented with geologic mapping and geochemical testing of our claims. The geologic mapping on the property will be done by taking soil samples throughout the property at approximately 200-300 foot intervals. On areas with no rock outcrops, we will do soil survey grids. We will also analyze surface outcrops of rock and the topography of the property to assist in the geologic mapping. We anticipate the costs of the geologic mapping during this Phase to be approximately $8,000.

We may also conduct limited geochemical testing during Phase 1. Rock samples will be taken from the property and taken to a lab where a determination of the elemental make up of the sample and the exact concentrations of gold will be made. We will then compare the relative concentrations of gold in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We anticipate the cost of geochemical testing to be approximately $8,000 to $12,000. We will commence this activity immediately after completion of our research and anticipate that the geochemical testing will take up to six weeks. We anticipate spending up to $10,000 on initial trenching in this Phase. The trenching during this Phase will after the geochemical testing and will be completed in approximately two to four weeks. The trenching in Phase 1 will likely involve hand trenching or very limited use of machinery for excavation work. The trenching during Phase 1 will also likely focus on work on existing trenches, if any are found. During Phase 2 trenching will involve more extensive use of machinery and the use of explosives to assist in excavation.

When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types, if any, generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken to a lab and then analyzed. We will analyze trench samples at a lab in Kelowna, British Columbia. Rock chip samples will tested for traces of gold, silver, lead, zinc and iron, however our primary focus is the search for gold. A careful interpretation of this available data collected from the various tests aids in determining whether or not the claims have current economic potential and whether further exploration is warranted.

Phase 1 will take about 3 months and cost up to $30,000. The anticipated date of completion for Phase 1 assumes adequate capital to complete the various stages of Phase 1.

Phase 2 involves an initial examination of the underground characteristics of any vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are:

More extensive trenching

More advanced geophysical work including ground magnetic and electrical geophysical work

Diamond Drilling

Trenching identifies the continuity and extent of mineralization, if any, below the surface. We will rely primarily on more extensive trenching and diamond drilling during Phase 2 to identify the extent of mineralization. We anticipate the cost of the trenching during Phase 2 to be approximately $20,000. We will commence more extensive trenching approximately two to four weeks after completion of Phase 1 after we have had time to review the results from Phase 1 and data from more extensive geophysical work in Phase 2. This stage will take approximately four to six weeks to complete.

Diamond drilling is an essential component of exploration and aids in the delineation and definition of any deposits. The extent of this drilling program will be determined by the occurrences of gold, if any, revealed by Phase 1. If gold occurrences are revealed during Phase 1 diamond drilling will be done to test for potential extensions.

Definition drilling is done with compressed air drills. Holes will be strategically drilled on the claims in reliance on the information generated during Phase 1. When drilling the accumulation of drilling mud may occur. We may use a small sump in order to collect the drilling mud.

Diamond drilling will occur after trenching and advanced geophysical work and will continue for up to two months.

We will also rely on ground magnetic and electrical geophysical work. Ground magnetic and electrical methods are used to determine the location of near-surface faults and to characterize the materials in and near fault zones. The types of properties considered would include grain size, sediment type and fault zone alteration.

Magnetic and electrical geophysics will be used to map shallow subsurface expressions of faulting. Subsurface electrical conductivity measurements will be used to locate zones of increased mineralization.

The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. We anticipate the approximate cost of the geophysical work to be approximately $10,000 and anticipate commencing immediately after Phase 1 and completing in approximately 4 weeks. The approximate cost of drilling is estimated to be $50,000 to $70,000.

After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants continued exploration.

Phase 2 will take up to 4 months and cost up to $100,000.

We intend to interest other companies in the property if we find mineralized materials.

The two phases of exploration will be conducted by a qualified geologist with reasonable experience in exploration of gold and mineral properties.

Following completion of Phases 1 and 2, our board of directors will make the assessment whether to continue exploration based on an analysis of results of our initial exploration efforts and based on advice from our contracted geologist. Criteria we will consider in making this assessment include the nature and density of the underlying rock. If the rock encountered is tombstone or granite we are more likely to proceed with more extensive drift driving as the cost of construction is lower than if the rock is unstable and/or fractured.

The primary factor we will take into account in deciding whether to proceed with extensive drift driving will be the grade and consistency of the ore encountered. That is to say, our estimate of the amount of gold per ton in the underlying rock will determine the extent of our underground work.

Geophysical surveys will require line cutting. Line cutting involves removing bush from the property in order to produce straight clearings.  This provides grid boundaries for geophysical and other surveys.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

We do not have any agreement with Messrs. Fipke and Schiller to provide geological services for planned exploration work on the mineral claims.

Mineral claims Geology

The claims are underlain by a pre-Upper Triassic phyllite package consisting of siliceous silstones to phyllitic greenstones.

The source of the above description of the rock formation and mineralization of the mineral claims was the Government of BC Ministry of Energy and Mines website at http://www.gov.bc.ca/em. This website contains a detailed description of the rock formation and mineralization of all staked lands in British Columbia.

Previous Exploration

As stated above some previous work has been completed on the mineral claims.

Competitive and Other Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our mineral claims. Readily available gold markets exist in the United States and around the world for the sale of gold.

We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Regulations

Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulation. This act sets forth rules for

Locating claims

Posting claims

Working claims

Reporting work performed

The Mineral Tenure Act (British Columbia) and Regulation also governs the work requirements for a claim including the minimum annual work requirements necessary to maintain a claim. The holder of a mineral claim must perform exploration and development work on the claim of $100 in each of the first three years and $200 in the eighth and subsequent years.

We are also subject to the British Columbia Mineral Exploration Code (the "Code") that tells us how and where we can explore for minerals. We must comply with these laws to operate our business. The purpose of the Code is to assist persons who wish to explore for minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes province wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting. Specifically, work that does not involve mechanical disturbance of the surface including:

Prospecting using hand-held tools

Geological and geochemical surveying

Airborne geophysical surveying

Hand-trenching without the use of explosives

The establishment of gridlines that do not require the felling of trees

Exploration activities that we intend on carrying out which are subject to the provisions of the Code are as follows:

Drilling, trenching and excavating using machinery

Disturbance of the ground by mechanical means

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. Also, prior to proceeding with any exploration work subject to the Code we must apply for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. The notice is submitted to the regional office of the Mines Branch, Energy Division.

In order to explore for gold on our mineral claims we must submit the plan contained in this prospectus for review and pay a fee of $150.00. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for gold on our mineral claims.

We currently do not have any pending applications for government approval of our exploration program. We only require one permit for exploration and we have not yet applied for it since it is not required until later stages of exploration (i.e. drilling). We estimate that this exploration permit can be obtained within 2 weeks.

Environmental Law

The Code deals with environmental matters relating to the exploration and development of mining properties. The goal of this Act is to protect the environment through a series of regulations affecting:

1. Health and Safety

2. Archaeological Sites

3. Exploration Access

We are responsible to provide a safe working environment, to not disrupt archaeological sites, and to conduct our activities to prevent unnecessary damage to the mineral claims.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the mineral claims. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and we know what that will involve from an environmental standpoint.

We are in compliance with the Mineral Tenure Act (British Columbia) and the Code will continue to comply with these regulations in the future. We believe that compliance with these regulations will not adversely affect our business operations in the future.

There is no requirement to reclaim the mineral claims after we have completed our exploration program. However, a claim must be maintained by performing an annual work requirement or by payment of cash in lieu of work. The minimum amount of exploration and development work on the claim must be $100 per claim in each of the first three years and $200 in the eighth and subsequent years. Provided we meet the minimum annual work requirements or pay cash in lieu of work we will maintain the claims in good standing.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Ainsworth. Mr. Ainsworth is currently our only officer. He is also a member of our board of directors. Mr. Greg Gaynor is a member of our board of directors. Neither Mr. Ainsworth nor Mr. Gaynor have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to implement the proposed exploration program set out above. We anticipate that the total cost of this program could be up to $130,000.

As well, we anticipate spending an additional $21,000 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $151,000.

We currently have enough funds on hand to complete our initial phase of exploration on the property and to pay for expenses associated with this offering.  To complete our proposed exploration program will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.  We believe that debt financing will not be an alternative for funding the complete exploration program.  We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  Our management is prepared to provide us with short-term loans, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise.  Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the mineral claims.  We have not undertaken any efforts to locate a joint venture partner.  There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.  We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending August 31, 2005

We did not earn any revenues during the period ending August 31, 2005.  We have not commenced the exploration stage of our business, other than the review of data and reports associated with the mineral claims, and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $2,097 for the period from our inception on April 14, 2005 to August 31, 2005. These operating expenses were comprised of administrative costs of $97 and mineral property costs of $2,000.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

MANAGEMENT

Officer and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officer was elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time we have only one officer, Mr. Garrett Ainsworth. The board of directors has no nominating, auditing or compensation committees. We currently have one officer and two directors. In addition, Mr. Ainsworth intends to recruit an experienced geologist to join our board.

The name, address, age and position of our present officer and directors is set forth below:

Name and Address	Age	Positions
Garrett Ainsworth 2910-939 Homer Street Vancouver, BC, V6B 2W6	29	President, Secretary, Treasurer and Director
Greg Gaynor 1055 Santa Ana Laguna Beach, California 92651	38	Director

The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officer and Directors

Garrett Ainsworth has been our President and Chief Executive Officer and a member of our board of directors since inception. Mr. Ainsworth has devoted approximately 25% or 10 hours per week of his professional time to our business and intends to continue to devote this amount of time in the future.

Since 2002, Mr. Ainsworth has been an environmental engineer at Thurber Engineering Ltd. a provider contaminated site remediation.

In 2001, Mr. Ainsworth was an environmental technologist at O'Conner Associate Environmental Ltd., an environmental consulting firm.

Mr. Ainsworth graduated from the British Columbia Institute of Technology in Burnaby, British Columbia with an Honors Degree in Environmental Engineering Technology in 2004. In 2000, Mr. Ainsworth obtained a diploma in Mining Engineering Technology also from the British Columbia Institute of Technology in Burnaby, British Columbia.

Greg Gaynor has been a member of our board of directors since incorporation. Mr. Gaynor devotes approximately 5% or two hours per week of his professional time to our business and intends to continue to devote this amount of time in the future.

Since 2002 Mr. Gaynor has been an independent art consultant and businessman in Laguna Beach, California.

From 1997 to 2002, Mr. Gaynor managed the Wylana Art Galleries in La Jolla and Laguna Beach California.

Mr. Gaynor graduated from the University of San Diego in 1993 with a Bachelor's Degree in Business with a minor in Theology.

Conflicts of Interest

We do not foresee any conflicts of interest. Any conflicts of interest will be handled on a case by case basis. We have no formal policy to handle conflicts of interest. The reference to "direct conflict of interest" is to conflicts over the acquisition of a certain property or mineral claims which both the company and a director may be interested in. As we do not intend to acquire additional mining properties we do not foresee any direct conflicts. Mr. Ainsworth may acquire additional properties. This will not result in any conflict of interest other for the devotion of Mr. Ainsworth's time to company interests.

EXECUTIVE COMPENSATION

There has been no compensation awarded to, earned by, or paid to our executive officer or directors since incorporation.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by our sole officer or either of our directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

The members of the board of directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Common Shares	Percentage of Class [2]
Garrett Ainsworth 2910-939 Homer Street Vancouver, BC, V6B 2W6	2,000,000	36.06%
All Officers and Directors as a Group (1 person)	2,000,000

[1] The person named above may be deemed to be a parent and promoter of our company by virtue of his direct and indirect stock holdings. Mr. Ainsworth is the only promoter of our company.

[2] The percent of class is based on 5,547,000 shares of common stock issued and outstanding as of the date of this prospectus.

Future Sales by Existing Stockholders

We currently have a total of 50 stockholders. A total of 5,547,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 restrictions provide that no restricted shares may be sold during the first 12 months following their initial issuance. For the next year thereafter the greater of 1% per quarter of the issued and outstanding shares of the particular class or such number as is determined by a formula based on average weekly trading volume may be sold. So long as the seller remains an affiliate (i.e. 10% holder) these volume restrictions remain indefinitely. In the event that the seller is not or ceases to be an affiliate, the subject shares become free of hold restrictions after 2 years.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is currently no public market for the securities. Approximately 55,000 restricted shares can be sold in the next 12 months pursuant to Rule 144 of the Securities Act.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in the aftermarket.

If and when we create a market for its common stock, our common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share. The following are the all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

We will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

CERTAIN TRANSACTIONS

In April 2005, we issued a total of 2,000,000 shares of restricted common stock to Mr. Ainsworth, an officer and director of our company for subscription receivable of $2,000. To date this amount has not been paid to us.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to August 31, 2005 included in this prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP, Independent Certified Public Accountants, of Houston, Texas, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by LLP, Wilson, of Vancouver, British Columbia.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to August 31, 2005 immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Black Hawk Exploration
  (An Exploration Stage Company)
  Los Angeles, CA

We have audited the accompanying balance sheet of Black Hawk Exploration as of August 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from April 14, 2005 (Inception) through August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Hawk Exploration as of August 31, 2005, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Black Hawk Exploration will continue as a going concern. As discussed in Note 2 to the financial statements, Black Hawk Exploration has incurred losses through August 31, 2005 totaling $2,095. Black Hawk Exploration will require additional working capital to develop its business until Black Hawk Exploration either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Black Hawk Exploration's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

October 29, 2005

Black Hawk Exploration
(An Exploration Stage Company)
Balance Sheet
August 31, 2005
Assets
Current Assets
Cash	$ 50,205
Total Assets	$ 50,205
Liabilities and Stockholders' Equity
Total Liabilities	$ -

Stockholders' Equity
Common stock, $0.001 par value, 30,000,000 authorized, 5,547,000 issued and outstanding	5,547
Additional paid in capital	48,753
Subscription receivable	(2,000)
Accumulated deficit	(2,095)
Total Stockholders' Equity	50,205
Total Liabilities and Stockholders' Equity	$ 50,205

See accompanying summary of accounting policies and notes to financial statements

Black Hawk Exploration
(An Exploration Stage Company)
Statement of Operations
Period from April 14, 2005 (Inception) through August 31, 2005
Costs and Expenses: Mineral exploration	$ 2,000
General and administrative	97
Total costs and expenses	2,097
Other income:
Interest income	2
Net loss	$ (2,095)
Net loss per share:
Basic and diluted	$ (0.00)
Weighted average shares outstanding:
Basic and diluted	3,924,525

See accompanying summary of accounting policies and notes to financial statements

Black Hawk Exploration.
(An Exploration Stage Company)
Statement of Stockholders' Equity
Period from April 14, 2005 (Inception) through August 31, 2005

	Common stock		Additional paid in	Subscription	Deficit accumulated during the development stage	Total
	Shares	Amount	capital	receivable
Issuance of common stock for cash	5,547,000	$5,547	$48,753	$(2,000)	$ -	$52,300
Net loss	-	-	-	-	(2,095)	(2,095)
Balance, August 31, 2005	5,547,000	$5,547	$48,753	$(2,000)	$(2,095)	$(50,205)

See accompanying summary of accounting policies and notes to financial statements

Black Hawk Exploration
(An Exploration Stage Company)
Statement of Cash Flows
Period from April 14, 2005 (Inception) through August 31, 2005
Cash flow from operating activities:
Net loss	$ (2,095)
Net cash flow from operating activities	(2,095)

Cash flow from financing activities:
Cash received from sale of common stock	52,300
Net cash flows from financing activities	52,300

Increase in cash	50,205
Cash at the beginning of the period	-

Cash at the end of the period	$ 50,205

Supplemental Cash Flow Information:
Interest paid	$ -
Income taxes paid	$ -
Non-cash transactions:
Common stock issued for subscription receivable	$ 2,000

See accompanying summary of accounting policies and notes to financial statements

Black Hawk Exploration, Inc.
(An Exploration Stage Company)
Notes to Financial Statements

1. Company Background and Operation

Black Hawk Exploration corp. ("Black Hawk") was incorporated on April 14, 2005 under the law of the state of Nevada. Black Hawk engages in the acquisition and exploration of gold claim in the province of British Columbia, Canada. The gold exploration is to determine the economic viability of the gold reserve recovery. If the gold reserve deemed to be valuable, Black Hawk may seek assistance of other mining company to mine the gold reserve.

2. Financial Condition and Going Concern

For the period ended August 31, 2005, Black Hawk incurred losses totaling $2,095. Because of these recurring losses, Black Hawk will require additional working capital to develop and/or renew its business operations.

Black Hawk intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that Black Hawk will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support Black Hawk's working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, Black Hawk will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Black Hawk. If adequate working capital is not available Black Hawk may not renew its operations.

These conditions raise substantial doubt about Black Hawk's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Black Hawk be unable to continue as a going concern.

3. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results may differ from those estimates.

Basic Loss per Share

The basic loss per share was calculated as the weighted average of the number of the outstanding share during the period

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Blackhawk records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Financial Instruments

Black Hawk's financial instruments consist of cash, accounts payable and due to related parties. Unless otherwise noted, it is management's opinion that Black Hawk is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Mineral Properties

Cost of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Recent Accounting Pronouncements

Black Hawk does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Black Hawk's results of operations, financial position or cash flow.

4. Income Taxes

Black Hawk follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:
August 31,
2005
Refundable Federal income tax attributable to:
Current Operations	$ 700
Less, Change in valuation allowance	(700)
Net refundable amount	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:
August 31,
2005
Deferred tax asset attributable to:
Net operating loss carryover	$ 700
Less, Change in valuation allowance	(700)
Net deferred tax asset	$ -

At August 31, 2005, Black Hawk had an unused net operating loss carryover approximating $2,000 that is available to offset future taxable income; it expires beginning in 2025.

5. Mineral Claim Transactions

In April 2005 Mr. Garret Ainsworth, the President, acquired three mineral claims by purchasing the claims from a third party. He paid $2,000 for the claims. Mr. Ainsworth has agreed to contribute the claims to Black Hawk in order for the company to mine these claims. The company reimbursed Mr. Ainsworth in the amount of $2,000 on July 29, 2005. However, as of October 31, 2005 the claims were still in Mr. Ainsworth's name.

6. Common Stocks

In April 2005, at the inception of the company the President of the Company was issued 2,000,000 shares of common stock for par value of $0.001 or $2,000 for which payment has not yet been received. This amount is classified as a subscription receivable.

In June 2005 Black Hawk issued an aggregate of 3,360,000 common shares at a price per share of $0.01 to 21 individuals for cash consideration of $33,600.

In July 2005 Black Hawk issued an aggregate of 187,000 common shares at a price per share of $0.10 to 22 individuals for cash consideration of $18,700.

7. Related Party Transactions

Black Hawk neither owns nor leases any real or personal property, an officer has provided office services without charge. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. While in the exploration stage, the officers and directors contribute their services in managing the Company's affairs without compensation. Such costs are immaterial to the financial statements and accordingly are not reflected herein.

**********************************************************************************************************************

TABLE OF CONTENTS

Page No.

SUMMARY OF OUR OFFERING	5
RISK FACTORS	7
RISKS ASSOCIATED WITH OUR COMPANY	7
RISKS ASSOCIATED WITH THIS OFFERING	9
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	12
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	15
BUSINESS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
MANAGEMENT	32
EXECUTIVE COMPENSATION	34
PRINCIPAL STOCKHOLDERS	35
DESCRIPTION OF SECURITIES	37
CERTAIN TRANSACTIONS	38
LITIGATION	38
EXPERTS	38
LEGAL MATTERS	38
FINANCIAL STATEMENTS	F-1 - F-11
BLACK HAWK EXPLORATION INC. PROSPECTUS 3,547,000 SHARES OF COMMON STOCK

**********************************************************************************************************************

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to this Prospectus.
  Article XI of the Bylaws of the company, filed as Exhibit 3.2 to this Prospectus.
  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Transfer Agent Fees	$ 45.00 1,000 4,000.00 15,000.00 0.00 0.00 1,000.00
TOTAL	$21,045.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In June 2005 we completed an offering of an aggregate of 3,360,000 common shares at a price per share of $0.01to the 28 individuals below for cash consideration of $33,600. These shares were issued pursuant to Regulation S of the Securities Act.

Page II-1

Name of Subscriber	Number of Shares
ALYX KOTTMEIER	170,000
NATASHA SANDERS	90,000
TRYSTAN LAVELL	90,000
NICOLE WHITTLE	50,000
SHANE WHITTLE	250,000
JACK WHITTLE	250,000
EILEEN BROSINSKY	250,000
JAMES HAMILTON	250,000
JEREMY ROSS	250,000
JUSTIN SCOTT MONCRIEFF	250,000
BRYAN MERCIER	10,000
BARBARA KOTTMEIER	250,000
CARSON JONES	15,000
CHARLES AUDET	30,000
RAY BOWEN	25,000
SIMON DAVIS	10,000
ROBYN HEBENTON	30,000
LAUREN BLANEY	10,000
CHANTAL CONTORINES	15,000
ANDREW NICHOLS	20,000
HELEN WHITTLE	250,000
REBECCA HOODIKOFF	25,000
LAURA BALDWIN	10,000
NATASHA WHITTLE	250,000
RYAN PHILLIPS	50,000
BETHANY GAMACHE	150,000
KINGSLEY DAVIS	160,000
BLAINE WHITING	150,000

In July 2005 we completed an offering for an aggregate of 187,000 common shares at a price per share of $0.10 to the 21 individuals below for cash consideration of $18,700. These shares were issued pursuant to Regulation S of the Securities Act.

Page II-2

Name of Subscriber	Number of Shares
JOSH WILKINS	25,000
CAPRI STIRLING	17,000
ZOE BARCHARD	1,000
SIMON LAWRENCE	1,000
MATTHEW FINKBEINER	2,000
LANCE BROWN	2,500
CHRISTIAN BROWN	1,000
WAGNER CASTRO	20,000
ANDREW WALTHER	30,000
DONNA WHITE	7,000
DONNA AINSWORTH	2,000
BENJAMIN AINSWORTH	8,000
STERLING MCLEOD	5,000
CLAIRE GUDMANZ	1,500
CRISTOFOR URSACHE	12,000
JOEL WHITMORE	40,000
SCOTT MACKAY	3,000
MARK GUDMANZ	2,000
DALE GUDMANZ	1,000
TAYLOR CUMMING	2,000
THERAN TAYLOR	4,000

Regulation S Compliance

Each offer or sale above was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

Page II-3

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

In addition, we issued 2,000,000 restricted shares of common stock to Mr. Ainsworth under Section 4(2) of the Securities Act of 1933 in April 2005. Mr. Ainsworth is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.3	Bylaws
5.1	Opinion of Clark, Wilson LLP regarding the legality of the Securities being registered.
10.1	Mineral Property Purchase Agreement
23.1	Consent of Lopez, Blevins, Bork & Associates, LLP Certified Public Accountants.
23.2	Consent of Clark, Wilson LLP(included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being

Page II-4

registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on this 13th day of January, 2006.

BLACK HAWK EXPLORATION INC.

BY: /s/ Garrett Ainsworth
Garrett Ainsworth
President, Secretary, Treasurer and a
member of the Board of Directors

Page II-5

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Garrett Ainsworth, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Garrett Ainsworth Garrett Ainsworth	President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	January 13, 2006
/s/ Greg Gaynor Greg Gaynor	Member of Board of Directors	January 13, 2006

Page II-6